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                                                                 EXHIBIT 10.15


                             MASSEY ENERGY COMPANY
                       DEFERRED DIRECTORS' FEES PROGRAM
                         (Effective November 30, 2000)


PURPOSE
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To provide non-employee directors of Massey Energy Company with a means of minimizing their current tax burden, while providing funds for expenses subsequent to retirement.

ELIGIBILITY
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Non-employee directors of Massey Energy Company entitled to directors' fees.

LIMITATIONS
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The amount of directors' fees for meetings in any calendar year to be deferred must be specified by the director in writing to Massey Energy Company no later than December 31 of the prior calendar year, either as a fixed dollar amount or as a percentage of (i) such fees or (ii) the retainer portion or (iii) the meeting portion of such fees. The amount or percentage so specified is irrevocable for that calendar year, and will be effective for all subsequent calendar years unless and until a new amount or percentage is similarly specified to be effective prospectively. The amount so deferred is an offset against, and in any event cannot exceed the amount of, the directors' fees, if any, for that calendar year otherwise payable to the director.
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ADJUSTMENT FACTOR
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Amounts deferred under this Program will be subject to an Adjustment Factor in accordance with the provisions of the Deferred Directors' Fees Program Financial Procedure, a copy of which is attached hereto and made a part hereof.

PAYMENT
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Payment of amounts deferred under this Program will be made in accordance with the provisions of said Deferred Directors' Fees Program Financial Procedure.

CLAIMS PROCEDURE
----------------

A committee of the Board of Directors of Massey Energy Corporation (the "Committee") shall be designated to establish and maintain procedures for the filing of claims for benefits under this Program and for the review of the denial of any such claims and said Committee is hereby designated as the fiduciary of this Program to which appeals of claim denials shall be submitted for review.

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